EXHIBIT 99.1

EUROPEAN WAX CENTER, INC. ANNOUNCES SPECIAL CASH DIVIDEND

PLANO, TX (April 11, 2022) – European Wax Center, Inc. (NASDAQ:EWCZ), the largest and fastest-growing franchisor and operator of out-of-home waxing services in the United States, today announced that its Board of Directors has declared a special cash dividend of $3.30 per share to holders of Class A common stock and equivalent payments to unit holders of EWC Ventures, LLC funded in part by its completed whole business securitization, which included $400 million of senior fixed-rate term notes.

David Berg, Chief Executive Officer of European Wax Center Inc., stated: “Today’s transaction underscores the strength of our business, including the recurring nature of our service model that generates strong free cash flow with an asset-light balance sheet. We are in a unique position to continue to fuel our growth while also identifying opportunities to return capital to all European Wax Center shareholders. Going forward, we will continue to optimize our balance sheet to unlock value embedded within the business.”

The special cash dividend will be paid on May 6, 2022 to shareholders of record as of April 22, 2022. The ex-dividend date will be April 20, 2022. Shareholders who sell their shares prior to the April 20, 2022 ex-dividend date will also be selling their right to receive the special dividend.

Additional details can be found in the Company’s Form 8-K filed with the Securities and Exchange Commission on April 11, 2022.

About European Wax Center

European Wax Center, Inc. (NASDAQ: EWCZ) is the largest and fastest-growing franchisor and operator of out-of-home waxing services in the United States providing guests with an unparalleled, professional personal care experience administered by highly trained wax specialists within the privacy of clean, individual waxing suites. European Wax Center, Inc. continues to revolutionize the waxing industry with its innovative Comfort Wax formulated with the highest quality ingredients to make waxing a more efficient and relatively painless experience. Delivering a 360-degree guest experience, it also offers a collection of proprietary products to help enhance and extend waxing results. Founded in 2004, European Wax Center, Inc. is headquartered in Plano, Texas. Its network includes 853 centers in 44 states as of December 25, 2021. For more information, including how to receive your first wax free, please visit: https://waxcenter.com.

Investor Contacts:

Amir Yeganehjoo

Amir.Yeganehjoo@myewc.com

469-217-7486

Bethany Johns

Bethany.Johns@myewc.com

469-270-6888

Media Contact:

Creative Media Marketing

Meredith Needle

Ewc@cmmpr.com

212-979-8884

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include but are not limited to statements regarding the planned one-time special dividend to stockholders. Words including “anticipate,” “believe,” “continue,” “could” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would,” or, in each case, the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management's current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: potential future impacts of the COVID-19 pandemic, including from variants thereof; the operational and financial results of its franchisees; the ability of its franchisees to enter new markets, select appropriate sites for new centers or open new centers; the effectiveness of the Company’s marketing and advertising programs and the active participation of franchisees in enhancing the value of its brand; the failure of its franchisees to participate in and comply with its agreements, business model and policies; the Company’s and its franchisees’ ability to attract and retain guests; the effect of social media on the Company’s reputation; the Company’s ability to compete with other industry participants and respond to market trends and changes in consumer preferences; the effect of the Company’s planned growth on its managements, employees, information systems and internal controls; a significant failure, interruptions or security breach of the Company’s computer systems or information technology; the Company and its franchisees’ ability to attract, train, and retain talented wax specialists and managers; changes in the availability or cost of labor; the Company’s ability to retain its franchisees and to maintain the quality of existing franchisees; failure of the Company’s franchisees to implement business development plans; the ability of the Company’s limited key suppliers, including international suppliers, and distribution centers to deliver its products; changes in supply costs and decreases in the Company’s product sourcing revenue; the Company’s ability to adequately protect its intellectual property; the impact of paying some of the Company’s pre-IPO owners for certain tax benefits it may claim; changes in general economic and business conditions; the Company’s and its franchisees’ ability to comply with existing and future health, employment and other governmental regulations; complaints or litigation that may adversely affect the Company’s business and reputation; the seasonality of the Company’s business resulting in fluctuations in its results of operations; the impact of global crises, such as the COVID-19 pandemic, the Company’s operations and financial performance; the impact of rising interest rates on the Company’s business; the Company’s access to sources of liquidity and capital to finance its continued operations and growth strategy and the planned one-time special dividend to stockholders and the other important factors discussed under the caption “Risk Factors” in the Company’s Registration Statement filed on Form S-1 filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its other filings with the SEC accessible on the SEC’s website at www.sec.gov and Investors Relations section of the Company’s website at www.waxcenter.com, including the Company’s Annual Report on Form 10-K for the year ended December 25, 2021.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.